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                                 Exhibit 23.2
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                              ARTHUR ANDERSEN LLP







Board of Directors
ITLA Capital Corporation
7979 Ivanhoe Avenue
La Jolla, California  92037

Members of the Board:

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 19, 1997 included in the ITLA Capital Corporation's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.



                                        /s/ ARTHUR ANDERSEN LLP
                                        ------------------------
                                        ARTHUR ANDERSEN LLP



Los Angeles, California
June 9, 1997